SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of earliest event reported: November 6, 2008
ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000
(Registrant’s telephone number, including area code)
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 3.03	Material Modification to Rights of Security Holders.
     The Rights Agreement, dated as of October 29, 1998, between Anadarko Petroleum Corporation (the “Company”) and ChaseMellon Shareholder Services, L.L.C., successor to The Chase Manhattan Bank, as Rights Agent, as amended (the “Rights Agreement”), and all preferred share purchase rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement, expired by their respective terms on the close of business on November 10, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 5, 2008, Mr. James L. Bryan announced that he will be retiring from the Company’s Board of Directors (the “Board”), effective December 31, 2008. Mr. Bryan’s retirement will be a result of his reaching the Company’s mandatory retirement age for directors as provided in the Company’s Corporate Governance Guidelines and not as a result of any disagreement with the Company. In connection with Mr. Bryan’s retirement, 2,250 stock options (with an exercise price of $78.49/option) previously granted to him on May 20, 2008 as compensation for service on the Board will vest in full on December 31, 2008. Mr. Bryan also serves on the Board’s Compensation and Benefits, Nominating and Corporate Governance and Executive Committees.
     On November 5, 2008, Mr. Bruce W. Busmire, formerly Vice President, Chief Accounting Officer and Treasurer, had a change in responsibilities and was named the Company’s Vice President, Finance and Treasurer.
(c) On November 5, 2008, Ms. Cathy Douglas, the Company’s Controller, age 52, was named as Mr. Busmire’s successor as Chief Accounting Officer and was appointed Vice President, Chief Accounting Officer and Controller. Ms. Douglas has more than 29 years of experience in accounting policy, financial reporting, internal controls and risk accounting. She began her career in 1979 with the Company, and has held positions of increasing responsibility including Assistant Controller; Corporate Accounting, Manager; and Financial Reporting and Manager, Planning. Ms. Douglas holds a Bachelor of Business Administration degree in accounting from the University of Houston, and is a Certified Public Accountant.
     In connection with her appointment, Ms. Douglas will receive long-term incentive compensation awards consisting of 15,900 stock options, 6,500 restricted stock units and 3,300 performance share units. Ms. Douglas is eligible for a Key Employee Change of Control Contract and Director and Officer Indemnification Agreement, forms of which have been previously filed with the Securities and Exchange Commission. She is also eligible to receive compensation and benefits typically afforded to similarly situated Company officers. A general description of such compensation and benefits can be found in the Company’s 2008 proxy statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
November 11, 2008	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer